Exhibit 10.1

A D D E N D U M

THIS ADDENDUM, made this 14th day of November 2012 (“Addendum”), by and among Tangiers Investors LP ("Tangiers"), and North Bay Resources Inc. ("North Bay"), to that certain Tangiers Convertible Promissory Note Agreement dated ________ (the “Note Agreement”), by and among  the Parties. Terms not defined otherwise herein shall have the meanings ascribed to them in the Note Agreement.

WHEREAS, pursuant to the Note Agreement, North Bay and Tangiers agreed to a Convertible Promissory Note on the terms and conditions set forth therein.

WHEREAS, the Parties desire to enter into this Addendum to supplement and clarify the terms and conditions of the Note Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the Parties jointly and severally agree to the following:

1.	The “Maturity Date”

The terms of the Maturity Date are hereby amended to extend the Maturity Date, such that the Maturity Date is the date upon which the Principal Sum of this Note, as well as any unpaid interest shall be due and payable, and that date shall be twenty four (24) months from the Effective Date.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Addendum to the Note Agreement as of this 14th day of November, 2012.

Tangiers Investors, LP

By:
Name: Michael Sobeck
Title:  General Partner

North Bay Resources Inc.

By:
Name: Perry Leopold
Title:  CEO